CANCELLATION OF INDEBTEDNESS AGREEMENT

This Cancellation of Indebtedness Agreement (this “Cancellation Agreement”) is made and entered into as of the 6th day of May 2016, by Jolley Marketing, Inc. (“Borrower”) and the undersigned holder (“Holder”).

RECITALS

WHEREAS, Holder lent the borrower money pursuant to a promissory note(s) as set forth in the Schedule A, and any amendments or extensions thereto (the “Note(s)”).

WHEREAS, the Borrower entered into an Agreement and Plan of Merger on April 29, 2016, which merger will close on May 18, 2016;

WHEREAS, as consideration for Borrower merging with an operating company that will infuse value into the Borrower, Holder has agreed to cancel the Note(s) and all of the outstanding indebtedness represented thereby and terminate any other rights of Holder arising under the Note(s) in accordance with the terms of this Cancellation Agreement.

AGREEMENT

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned acknowledge and agree as follows:

1.

Cancellation of Debt and Rights.  Conditioned upon the full execution of this Cancellation Agreement, (a) the Note(s) and all of the outstanding indebtedness represented thereby, including accrued but unpaid interest on the Note(s), is hereby cancelled effective immediately (the “Effective Date”), and (b) any and all rights of Holder (including without limitation, any security interests in Borrower’s assets granted to Holder) are hereby cancelled and terminated as of the Effective Date.  Notwithstanding the above, $2,650 of the Note(s) will remain outstanding (and will not accrue interest) and will be paid upon the Borrower achieving DTC eligibility.  If the Borrower does not become DTC eligible within a reasonable time, the entire debt will be extinguished.

2.

Holder’s Representations.  The Holder represents and warrants to the Borrower that the Note(s), and the right to collect the debts underlying the Note(s), belongs solely to the Holder and is free and clear of any liens other than encumbrances.  Holder further represents that it is solvent and is not currently in any litigation, bankruptcy or other proceedings that could prevent the Holder from cancelling the debts underlying the Note(s).

3.

Counterparts.  This Cancellation Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, by facsimile or electronic mail, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A facsimile or portable document format (“pdf”) signature page will constitute an original for purposes hereof.

4.

Further Assurances. The parties hereto agree to execute and deliver such further documents and/or instruments as may be reasonably necessary to effect the purposes of this Cancellation Agreement.

5.

Attorneys’ Fees and Costs.  If either party brings legal action to enforce its rights under this agreement, the prevailing party will be entitled to recover its expenses (including reasonable attorneys' fees and costs) incurred in connection with the action and any appeal.

6.

Governing Law.  This Cancellation Agreement will be governed by and construed under the laws of the State of Utah, as applied to agreements among Utah residents, made and to be performed entirely within the State of Utah, without giving effect to conflicts of laws principles. The parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Colorado located in the County of Utah and the United States District Court of Utah in any action arising out of or relating to this Note, and hereby irrevocably agree that all claims in respect of such action may be heard and determined in such state or federal court.  The Parties hereto irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

7.

Severability.  If a court of competent jurisdiction finds any provision of this Cancellation Agreement to be invalid or unenforceable as to either Borrower or Holder, such finding shall not render that provision invalid or unenforceable as to any other persons. If feasible, any such offending provision will be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Cancellation Agreement in all other respects shall remain valid and enforceable.

8.

Waiver.  Holder will not be deemed to have waived any rights under this Cancellation Agreement unless such waiver is given in writing and signed by Holder. No delay or omission on the part of Holder in exercising any right shall operate as a waiver of such right or any other right. A waiver by Holder of a provision of the Note shall not prejudice or constitute a waiver of Holder’s right otherwise to demand strict compliance with that provision or any other provision of this Cancellation Agreement. No prior waiver by Holder, nor any course of dealing between Holder and Borrower, shall constitute a waiver of any of Holder’s rights or of any obligations of Borrower as to any future transactions. Whenever the consent of Holder is required under this Cancellation Agreement, the granting of such consent by Holder in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Holder.

9.

Amendment.  Neither this Cancellation Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by Borrower and Holder.

IN WITNESS WHEREOF, the undersigned have executed this Cancellation Agreement of Indebtedness as of the date first set forth above.

BORROWER:		HOLDER:
Jolley Marketing, Inc.		TradeCo, Inc.

By:	/s/ Steven L. White	By:	/s/ David Nemelka
Name:	Steven L. White	Name:	David Nemelka
Title:	President	Title:	President

SCHEDULE A

Promissory Notes

Instrument	Holder	Date	Amount
Promissory Note	TradeCo, Inc.	8/4/2014	$2,650

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